EXHIBIT C

                               SECURITY AGREEMENT

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is dated April 9, 2001, by and between Fonix Corporation, a Delaware corporation ("Debtor"), and Audium Corporation, a Delaware corporation ("Secured Party") and is made in conjunction with Debtor's $2,600,000 obligation to Secured Party evidenced by Debtor's Promissory Note dated the date hereof in that sum payable to the order of Secured Party (the "Note"):

         1. Stock Pledge. Debtor hereby pledges and assigns to Secured Party and any successor holder of the Note (any of them, "Holder"), and grants a security interest in and lien upon, and hereby transfers and assigns for security purposes, all of Debtor's right, title and interest in (a) the shares of Preferred Stock (as defined in the Note) (and any shares of Common Stock issuable thereunder) issued in Debtor's name, but held by Secured Party pursuant to the Note and the Stock Purchase Agreement (as hereinafter defined) ("Pledged Shares") and (b) any and all interest, dividends, proceeds, payments, "run-off" payments, redemption payments, collections, options, warrants or other rights arising out of or related to the Pledged Shares (collectively, the "Collateral").

         2. Security  Interest.  The Collateral pledged and assigned pursuant to
Section 1 shall secure the Note and any renewals and extensions thereof, and any other liabilities and obligations of Debtor to Holder due or to become due, now existing or hereafter contracted, and however acquired by said Holder (collectively, the "Obligations").

         3. New Shares. When any other shares (or options, warrants or other rights) are issued in connection with the Pledged Shares during the term of this Agreement, such new shares (or options, warrants or rights) or other securities thereby acquired shall be held in the same manner as the shares originally pledged under this Agreement. In the event that a share reclassification, readjustment or other change is made in the capital structure of Secured Party, shares issued on account thereof shall be held in the same manner as the Pledged Shares.

         4. Voting of Shares. During the existence of this Agreement, provided no default exists hereunder, Debtor shall retain the right to vote any of the Pledged Shares at any special or annual corporate meeting or through any request for stockholder consent; provided, however, that Debtor shall not vote on any matter which would change or affect in any way any of the matters covered by this Agreement, including, but not limited to, any change in the authorized capital structure or outstanding shares of Secured Party if such change would adversely affect the value of the Collateral.

         5. Payment on Shares. Debtor hereby directs that all payments of any kind whatsoever with respect to the Collateral shall be paid directly to Secured Party at the office of Secured Party set forth in the Note or at such other place as Secured Party may in writing designate. All such payments shall be applied to amounts due under the Note in inverse order of their due dates. Debtor agrees to sign any documents or take any other action necessary or desirable to ensure that the payments described herein are paid directly to Secured Party.

         6. Ownership. Debtor represents, warrants and covenants to Holder that other than as set forth in the Note, as contemplated by the Stock Purchase Agreement dated on or about the date hereof between Debtor and Secured Party (the "Stock Purchase Agreement") or pursuant to federal and state securities laws, Debtor is the sole and lawful owner of the Collateral, and the Collateral is free of, and will not become subject to, any liens, claims or encumbrances, and there are not restrictions upon the transfer of the Collateral, other than as may appear on the face thereof, and Debtor has good and marketable title and the full right and power to transfer the Collateral free of any liens, claims or encumbrances. Debtor will not, without the prior written consent of Holder, sell, assign, pledge or otherwise dispose of, or transfer all or any interest in any of the Collateral.

         7. Stock Powers. Debtor shall execute irrevocable stock powers with respect to the Pledged Shares, and deliver to Secured Party on the date hereof said stock powers. Furthermore, on the date hereof, Debtor shall deliver to Secured Party the original certificates representing all of the Pledged Shares. As Installment Payments (as defined in the Note) are timely paid in accordance with the Note, Secured Party shall deliver to Debtor certificates evidencing shares of Preferred Stock in accordance with the terms of the Note and, in connection therewith, shall release Debtor's executed irrevocable stock powers with respect to such shares of Preferred Stock which have been released to Debtor. Upon payment in full of the Note and all other Obligations, Holder shall surrender and transfer to Debtor all of the Collateral and all rights held by any Holder as a result of its lien and possession thereof.

         8. Default; Remedies. Upon the occurrence of any default under the Note, this Agreement, the Stock Purchase Agreement (as defined in the Note), the Transaction Documents (as defined in the Stock Purchase Agreement), or under any other documents evidencing or relating to the Obligations, Holder shall have the rights under the Note to accelerate any or all Obligations and shall have all of the rights and remedies provided to a secured creditor under the Uniform Commercial Code or other applicable law including, but not by way of limitation, the right of Holder to sell, assign, or otherwise dispose of the Collateral, or any part thereof, by public or private proceedings or sale. Holder shall give Debtor reasonable notice prior to any disposition of the Collateral, which notice requirement shall be satisfied if given ten (10) days prior to any such disposition. The net proceeds realized upon any sale or other disposition of
Collateral, after deducting expenses of the sale or other handling or disposition and reasonable attorney's fees, costs, and expenses incurred by Holder, shall be applied to the payment of the Note and any other Obligations in such order and manner as Holder, in its discretion, may deem advisable. Holder shall account to Debtor for any surplus realized on such disposition. Debtor shall remain liable for any deficiency, which deficiency Debtor hereby agrees to pay forthwith upon demand. In addition, in the event of any default under this Agreement or if an Event of Default exists under the Note, Debtor's rights under that certain Voting Agreement (as defined in the Stock Purchase Agreement) shall immediately and automatically terminate and the right to class votes under
Section 4(b)(iv) to 4(b)(viii) of the Certificate (as defined in the Stock Purchase Agreement) shall terminate and be of no further force and effect under the circumstances and in the manner set forth in Section 4(b) of the Certificate.

         9. Waiver. Holder shall not be deemed to have waived any rights under this Agreement, under the Note, or under any related documents unless such waiver is in writing and signed by Holder. No delay or omission on the part of

Holder in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Agreement shall not constitute a waiver of or prejudice the party's right to otherwise to demand strict compliance with that provision or any other provision. No prior waiver, nor any course of dealing between Holder and Debtor shall constitute a waiver of any of Holder's rights or Debtor's obligations as to any future transactions. Whenever consent by Holder is required in this Agreement, the granting of such consent by Holder in any instance shall not constitute consent to subsequent instances where such consent is required.

         10. Notices. All notices required to be given by either party to the other under this Agreement shall be in writing and shall be effective when actually delivered or five business days after deposit in the United States mail, first class postage prepaid, or one business day after deposit with a recognized overnight delivery service or transmitted by facsimile machine, addressed to the other party at the address shown in the Stock Purchase Agreement or to such other addresses as either party may designate to the other in writing in accordance with the Stock Purchase Agreement.

         11. Governing Law. Debtor agrees that this Agreement shall be construed in accordance with the laws of the State of Delaware and shall be binding upon Debtor and its heirs, successors and assigns. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

         12. Further Actions. Upon request by Holder, Debtor shall take whatever action is reasonably necessary to fulfill the terms of this Agreement, including but not limited to the execution and filing of such documents evidencing or perfecting the liens arising out of the pledge of Collateral herein and/or the tendering to Holder of any stock certificates or negotiable instruments forming said Collateral.

         13. Financing Statement. Holder shall have the right at any time to execute and file this Agreement as a financing statement, but the failure of Holder to do so shall not impair the validity or enforceability of this Agreement.

         14. Assignment. Prior to an Event of Default (as defined in this Agreement or the Note), Secured Party shall not assign, pledge or grant a security interest in and to this Agreement. Any assignor, pledgee or security interest holder shall be entitled to all the rights, remedies and privileges of Secured Party hereunder. This Agreement may not be assigned, pledged or encumbered by Debtor.

         15. Counterparts. This Agreement may be executed in one or more counterparts, which taken together shall constitute one agreement.

         16. Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization

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on, any of the  Collateral or the  enforcement  or attempt to enforce any of the
Obligations which is not performed as and when required by this Security Agreement.

         IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement on the date and year first above written.


                                        SECURED PARTY:

                                        AUDIUM CORPORATION




                                        Michael L. Bergelson, President


                                        DEBTOR:

                                        FONIX CORPORATION





                                        Name:
                                        Title:




                                      C-6